UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2012

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On February 9, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”), after thorough evaluation, approved the 2012 annual base salary for Karen McLoughlin, the Company’s newly appointed Chief Financial Officer. The annual base salary level in effect for Ms. McLoughlin for the 2012 calendar year is $350,000.

The Compensation Committee also approved a cash bonus program for the 2012 calendar year (the “2012 Bonus Program”) pursuant to the Performance-Based Award provisions of the Company’s 2009 Incentive Compensation Plan. Under the 2012 Bonus Program, the target bonus for Ms. McLoughlin, expressed as a percentage of Ms. McLoughlin’s annual base salary for the 2012 calendar year, is 85%, which she will become entitled to if the applicable performance objectives are attained. Ms. McLoughlin’s performance metrics for such performance period are the same as the performance metrics for other executive officers for prior performance periods, which have been previously disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/S/ STEVEN SCHWARTZ
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: February 10, 2012

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